CABELTEL INTERNATIONAL CORPORATION
                        1755 Wittington Place, Suite 340
                               Dallas, Texas 75234

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held December 1, 2006





Notice is hereby given that the Annual Meeting of stockholders (the "Annual Meeting") of CabelTel International Corporation (the "Company"), a Nevada corporation, will be held at 10:00 AM, local time on December 1, 2006 at Four Hickory Centre, 1755 Wittington Place, Suite 340, Dallas, TX 75234, to consider and vote upon the following matters:

     1)   Election of five directors.
     2) The ratification of the selection of Farmer, Fuqua & Huff, PC as the independent registered public accounting firm.
     3)   Such other matters as may properly be presented at the Annual Meeting.

Only stockholders of record at the close of business on October 19, 2006 may vote at the meeting. The forgoing items of business are more fully described in the Proxy Statement accompanying this notice.

Even if you plan to attend the meeting, you are still requested to sign, date and return the accompanying proxy in the enclosed addressed envelope. If you attend, you may vote in person if you wish, even though you have sent your proxy.

                                              By Order of the Board of Directors

                                              /s/ Oscar Smith

                                              Oscar Smith, Secretary

                                              October 19, 2006

                       CABELTEL INTERNATIONAL CORPORATION
                        1755 Wittington Place, Suite 340
                               Dallas, Texas 75234
                                  (972)407-8400

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held December 1, 2006


CabelTel International Corporation is sending this proxy statement and the accompanying proxy card to the holders of common stock and Series B Preferred Stock in connection with a solicitation of proxies by the board of directors of the Company from the stockholders for use at the annual meeting of stockholders of the Company. We are mailing this proxy statement and the enclosed form of proxy beginning on or about November 1, 2006.


                          VOTING AND PROXY INFORMATION
Who May Vote

Holders of record of common stock and Series B Preferred Stock at the close of business on October 19, 2006 are entitled to receive notice of and to vote at the annual meeting. At the close of business on the record date there were outstanding 986,954 shares of common stock and 615 shares of Series B preferred Stock, the only outstanding securities of the Company entitled to vote at the annual meeting. The common stock is held by approximately 450 stockholders of record. The Series B Preferred Stock is held by six stockholders of record.

Required Votes

Each common stockholder and Series B Preferred stockholder is entitled to one vote per share and. Such votes may be cast in person or by proxy. Under the rules of the American Stock Exchange, brokers holding shares for customers have authority to vote on certain matters when they have not received instructions from the beneficial owners and do not have such authority as to certain other matters. The Exchange rules allow member firms of the Exchange to vote on the Proposal without specific instructions from beneficial owners.

The directors will be elected by a plurality of the votes cast in person or by proxy. Therefore, in the election of directors stockholders may vote for the nominees or withhold authority of the proxy to vote for the nominees.

How to Vote

Votes may be cast in person at the annual meeting or by proxy using the enclosed proxy card. A facsimile of the proxy will be accepted. All shares of common stock and preferred stock that are represented at the annual meeting by properly executed proxies received by the Company prior to or at the annual meeting and not revoked will be voted at the annual meeting in accordance with the instructions indicated in their proxies. Unless instructions to the contrary are specified in the proxy, each such proxy will be voted FOR the election as a director of the nominees listed herein.

Signed Proxies Can Be Revoked

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by filing with the Secretary of the Company, before the vote is taken at the annual meeting, a written notice of revocation bearing a date later than the date of the proxy, duly executing and delivering a subsequent proxy relating to the same shares or attending the annual meeting and voting in person (although attendance at the annual meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation should be sent to: Corporate Secretary, CabelTel International Corporation, 1755 Wittington Place, Suite 340, Dallas, Texas 75234.

Expenses of Solicitation

The Company will bear the expense of this solicitation, including the reasonable costs incurred by custodians, nominees, fiduciaries and other agents in forwarding the proxy material to you. The Company will also reimburse brokerage firms and other custodians and nominees for their expenses in distributing proxy material to you. In addition to the solicitation made by this proxy statement, certain directors, officers and employees of the Company may solicit proxies by telephone and personal contact.


                              ELECTION OF DIRECTORS

Nominees

At the annual meeting, five directors will be elected to hold office until the next annual meeting of stockholders. The Company's bylaws, as amended, provide that directors are elected annually and that the number of directors constituting the board of directors will from time to time be fixed and determined by a vote of a majority of the Company's directors serving at the time of such vote. The board of directors is currently comprised of five members.

It is intended that the accompanying proxy, unless contrary instructions are set forth therein, will be voted for the election of the nominees for election as directors. If any nominee becomes unavailable for election to the board of directors, the persons named in the proxy may act with discretionary authority to vote the proxy for such other persons as may be designated by the board of directors. However, the board is not aware of any circumstances likely to render any nominee unavailable for election. Under Nevada law directors are elected by a plurality of the votes cast at the annual meeting, assuming a quorum is present. The presence of a majority of the outstanding shares of common stock and Series B preferred stock, voting as one class, will constitute a quorum. The shares held by each holder of common stock and Series B preferred Stock who signs and returns the enclosed form of proxy will be counted for purposes of determining the presence of a quorum at the meeting.

The following information is available with respect to the persons who are the nominees for election at the annual meeting. All are incumbent directors and executive officers of the Company. Included within the information below is information concerning the business experience of each such person during the past five years. The number of shares of common stock beneficially owned by each of the directors who own stock as of October 19, 2006 is set forth in "Stock Ownership."

         Roz Campisi Beadle, age 50, (Independent) Director since December 2003

         Ms. Beadle is Executive Vice President of Unified Housing Foundation and a licensed realtor. She has a background in public relations and marketing. Ms. Beadle is also extremely active in various civic and community services and is currently working with the Congressional Medal of Honor Society and on the Medal of Honor Host City Committee in Gainesville, Texas.

         Gene S. Bertcher, age 57 (Affiliated) Director November 1989 to September 1996 and since June 1999

         Mr. Bertcher was elected President and Chief Financial Officer effective November 1, 2004. From January 3, 2003 until that date he was also Chief Executive Officer. Mr. Bertcher has been Executive Vice President, Chief Financial Officer and Treasurer of the Company since November 1989. He has been a certified public accountant since 1973.

         James E. Huffstickler,  age 64,  (Independent)  Director since December
2003

         Mr. Huffstickler has been Chief Financial Officer of Sunchase America, Ltd., a multi-state property management company, for more than the past five years. He is a graduate of the University of South Carolina and was formerly employed by Southmark Management, Inc., a nationwide real estate management company. Mr. Huffstickler has been a certified public accountant since 1976.

         Dan Locklear, age 54 (Independent) Director since December 2003

         Mr. Locklear has been chief financial officer of Sunridge Management Group, a real estate management company, for more than the past five years. Mr. Locklear was formerly employed by Johnstown Management Company, Inc. and Trammel Crow Company. Mr. Locklear has been a certified public accountant since 1981 and a licensed real estate broker in the State of Texas since 1978.

         Victor L. Lund, age 78 (Independent) Director since March 1996

         Mr. Lund founded Wedgwood Retirement Inns, Inc. in 1977, which became a wholly owned subsidiary of the Company in 1996. For most of Wedgwood's existence Mr. Lund was Chairman of the Board, President and Chief Executive Officer, positions he held until Wedgwood was acquired by the Company. Mr. Lund is President and Chief Executive Officer of Wedgwood Services, Inc., a construction services company not affiliated with the Company.


                                 STOCK OWNERSHIP

The following table sets forth as of October 19, 2006 certain information with respect to all stockholders known by the Company to own beneficially more than 5% of the outstanding common stock as well as information with respect to the Company's common stock owned beneficially by each director, director nominee and current executive officer whose compensation from the Company in 2005 exceeded $100,000, and by all directors and executive officers as a group. Unless otherwise indicated, each of these stockholders has sole voting and investment power with respect to the shares beneficially owned.

                                                     Common Stock
                                           -------------------------------------
              Name of Beneficial Owner       No. of Shares    Percent of Class*
------------------------------------------ ---------------- --------------------
HKS Investment Corporation(1)                   108,994           11.04%
Gene S. Bertcher(2)                              71,811            7.28%
Roz Campisi Beadle                                  100             **
James E. Huffstickler                              --               --
Dan Locklear                                       --               --
JRG Investments, Inc.(3)(5)                     156,884           15.90%
TacCo Financial, Inc.(3)(4)(6)                  228,726           23.17%
International Health Products, Inc.(3)(7)         9,770             **
All executive officers and directors             71,911            7.29%
as a group (five persons)*
-----------------------
         *        Based on 986,954 shares of common stock outstanding at October
                  19, 2006.
         **       less than 1%

         1)       Consists  of  108,994  shares  of  common  stock  owned by HKS
                  Investment Corporation ("HKS"). According to an original statement on Schedule 13D dated January 9, 2006, the group consists of HKS, David Hensel, John Kellar and Marshall Stagg, each of whom are deemed to be the beneficial owner of all 108,994 shares. Hensel is stated to be a shareholder, director and president of HKS. Kellar is a shareholder, director and vice president and treasurer of HKS and Stagg is a shareholder, director and secretary of HKS..

         2)       Consists  of  71,811  shares  of  common  stock  owned  by Mr.
                  Bertcher.

         3) Based on a Schedule 13D, amended December 14, 2004, filed by each of these entities and by Gene E. Phillips, an individual, each of these entities owns of record the number of shares set forth for such entity in the table. The Form 13D indicates that these entities, Mr. Phillips and Basic Capital Management, Inc., collectively, may be deemed a "Person" within the meaning of Section 13D of the Securities Exchange Act of 1934.

         4) Consists of 228,726 shares of common stock (which does not include 156,884 shares held by JRG Investments, Inc. or an option to 40,000 shares of common stock at an exercise price of $2.60 per share). TacCo Financial, Inc. also holds a Warrant to purchase 170,000 shares at $3.58 per share exercisable only after stockholder approval to exchange the Company's Series J 2% Preferred Stock for common stock before October 1, 2005 and not exercisable if such approval does not occur.

         5)       Officers and Directors of JRG Investment Co., Inc. ("JRG") are
                  J. T. Tackett, Director, President and Treasurer and E. Wayne Starr, Director, Chairman and CEO. JRG is a wholly owned subsidiary of Tacco Financial, Inc.

         6) Officers and Directors of Tacco Financial, Inc. ("TFI") are J.T. Tackett, Director, Chairman and CEO; J.T. Tackett, Director, President and Treasurer and Mary K. Willett, Vice president and Secretary. TFI's stock is owned by Electrical Networks, Inc. (75%) and Starr Investments (25%).

         7) Officers and Directors of International Health Products, Inc. ("IHPI") are Neil C. Crouch, Director, President and Treasurer; Bradford A. Phillips, Vice President and Jamie Cobb, Secretary. IHPI is wholly owned by a trust for the benefit of the wife and children of Gene E. Phillips.


                             EXECUTIVE COMPENSATION

The following tables set forth the compensation paid by the Company for services rendered during the fiscal years ended December 31, 2005, 2004, and 2003 to the Chief Executive Officer of the Company and to the other executive officers of the Company whose total annual salary in 2005 exceeded $100,000, the number of options granted to any of such persons during 2005 and the value of the unexercised options held by any of such persons on December 31, 2005.

                           Summary Compensation Table

                                                     Long Term
                                                   Compensation-
                                                     Number of
                                                     Shares of
     Name and                         Annual       Common Stock        All
     Principal                      Compensation-   Underlying        Other
     Position                Year     Salary          Options    Compensation(1)
     --------                ----   -------------  ------------  ---------------


Gene S. Bertcher,            2005    $186,000                         $ --
President Chief Financial    2004     137,000           --              --
Officer and until 11/1/04,   2003     134,000           --             6,500
Chairman and Chief
Executive Officer

(1) Constitutes directors' fees paid by the Company to the named individuals.



                               Option Grants Table
                       (Option Grants in Last Fiscal Year)

               Number of           Percent of
               Securities        Total Options
               Underlying          Granted to         Exercise or
                Options           Employees in         Base Price     Expiration
   Name         Granted           Fiscal Year          Per Share         Date
   ----        ----------        -------------        -----------     ----------

                                      NONE


                   Aggregated Option Exercises in Last Fiscal
                          Year and FY-End Option Values

                                                                    Value of Unexercised
                                        Number of Securities            In-the-Money
               Shares                  Underlying Unexercised         Options at 2002
              Acquired     Value       Options at 2002 FY-End              FY-End
   Name     on Exercise   Realized    Exercisable Unexercisable   Exercisable Unexercisable
-------------------------------------------------------------------------------------------
                                      NONE


Stock Option Plan.

The Board of Directors administers the Company's 1997 Stock Option Plan (the "1997 Plan") and the 2000 Stock Option Plan (the "2000 Plan") each of which provides for grants of incentive and non-qualified stock options to the Company's executive officers, as well as its directors and other key employees, and consultants. Under the two Plans, options are granted to provide incentives to participants to promote long-term performance of the Company and, specifically, to retain and motivate senior management in achieving a sustained increase in stockholder value. Currently, none of the Plans has a pre-set formula or criteria for determining the number of options that may be granted. The exercise price for an option granted is determined by the Compensation Committee, in an amount not less than 100 percent of the fair market value of the Company's common stock on the date of grant. The Compensation Committee reviews and evaluates the overall compensation package of the executive officers and determines the awards based on the overall performance of the Company and the individual performance of the executive officers. The Company's stock plans total 50,000 shares of common stock under the 1997 Plan and 50,000 shares of common stock under the 2000 Plan. Options have been granted for all shares reserved under the 1997 Plan and 10,000 shares for the 2000 Plan.

Compensation of Directors

The Company pays each non-employee director a fee of $2,500 per year, plus a meeting fee of $2,000 for each board meeting attended. Company employee directors serve with no fees being paid.



                 REPORT OF INDEPENDENT DIRECTORS ON COMPENSATION

The compensation paid to the Company's executive officers is reviewed and approved annually by the independent members of the board of directors acting as the Company's Compensation Committee. In addition to approving annual compensation for the Company's executive officers, the independent directors approve any incentive awards for executive officers and other key employees, any stock option grants and additional benefits.

The Company's compensation philosophy is to attract, retain and reward executives who have shown they are capable of leading the Company in achieving its business objectives and performance goals. These objectives include preserving and increasing the Company's asset value; positioning the Company's operations in geographic markets offering long term, profitable growth opportunities and preserving and enhancing shareholder value and keeping the Company competitive in its marketing and operations.

The  board  of  directors   determined  that  the  primary  forms  of  executive
compensation should be the incentive system discussed above. The Company's performance is a key consideration (to the extent that such performance can be fairly attributed or related to an executive's performance) and each executive's responsibilities and capabilities are key considerations. The independent directors strive to keep executive compensation competitive for comparable positions in other corporations where possible. In addition, the Compensation Committee believes in equity compensation wherein executives will be additionally rewarded based on increasing the Company's shareholder value. Base salaries are predicated on a number of factors, including:

          o    recommendation of the Chief Executive Officer;
          o    knowledge of similarly situated executives at other companies;
          o    the executive's position and responsibilities within the Company;
          o the board of directors' subjective evaluation of the executive's contribution to the Company's performance;
          o    the executive's experience and
          o    the term of the executive's tenure with the Company.


Chief Executive Officer Compensation
The Chief Executive Officer of the Company resigned effective June 1, 2006 as part of a Rescission Agreement between the Company and the holders of Series J 2% Preferred Stock. He received no compensation from CabelTel International Corporation in 2005.

Independent Directors

Roz Campisi Beadle
James Huffstickler
Dan Locklear
Victor L. Lund

                             AUDIT COMMITTEE REPORT


The Audit Committee's duties and "charter," adopted by the board of directors on December 9, 1991are to make recommendations for the accounting firm to serve as the Company's independent auditors, consult with the Company's independent auditors with regard to any audit plan adopted by the Company, review the Company's financial statements with the management and the independent auditors prior to publication, determine that no restrictions are placed by management on the scope of implementation of the independent auditors' function and performing such other functions as shall be appropriate to the effective discharge of all such duties and responsibilities.

In accordance with the charter of the Audit Committee, all of the members of the Audit Committee are independent pursuant to the American Stock Exchange listing standards and are financially literate and at least one member of the Audit Committee has accounting or related financial management expertise. The Audit Committee, on behalf of the Board, oversees the Company's financial reporting process. In fulfilling its oversight responsibilities, the Audit Committee reviewed with the Company the audited financial statements and the footnotes thereto in the Annual Report on Form 10-K and discussed with the Company the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee reviewed and discussed with the outside auditor its judgments as to the quality, not just the acceptability of the Company's accounting principles and such other matters as are required to be discussed by the Audit Committee with the Company's outside auditor under generally accepted auditing standards. The Audit Committee discussed with the outside auditor the outside auditor's independence required by the Independence Standards Board to be made by the outside auditor to the Company. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K, as filed with the Securities and Exchange Commission.


                              FINANCIAL INFORMATION

Financial Statement
The consolidated financial statements and auditor's report, the management discussion and analysis of financial condition and results of operations, information concerning the quarterly financial data for the fiscal year ended December 31, 2005 and other information are included in the Company's Annual Report on Form 10-K which was mailed to shareholders on April 30, 2006.

Independent Auditors
The board, in accordance with the recommendation of its Audit Committee, chose the firm of Farmer, Fuqua & Huff, P.C. ("FF&H") as independent auditors for the Company on February 9, 2004. FF&H conducted the 2005 annual audit of the Company at a cost to the Company of $30,000.

Representatives of FF&H are expected to be present and to be available to respond to appropriate questions at the annual meeting. They have the opportunity to make a statement if they desire to do so; they have indicated that, as of this date, they do not.

Prior to engaging FF&H the Company's auditor was Grant Thornton & Company ("Grant Thornton").

Audit Fees
The following table sets forth the aggregate fees for professional services rendered to the Company for the years 2005 and 2004 by the Company's principal accounting firms, Grant Thornton (January 2003 through January 2004) and Farmer, Fuqua & Huff, P.C. (February 9, 2004 through December 31, 2004):

           Type of Fees                   2005             2004

         Audit Fees                     $ 96,550         $166,110
         Audit Related Fees                 --              4,701
         Tax Fees                          9,625            3,000
         All Other Fees                     --               --

               Total Fees               $106,175         $173,811


         Note: The amount of audit fees paid to Farmer, Fuqua & Huff, P.C. for January 2005 through December 2005 was $80,444. The amount of tax fees paid to Farmer, Fuqua & Huff, P.C. for January 2005 through December 2005 was $8,750. The audit fees paid to Grant Thornton in 2004 was $4,701 and the tax fees paid to Grant Thornton for January 2004 through December 2004 was $3,000.

All services rendered by the principal auditors are permissible under applicable laws and regulations and were pre-approved by either of the Board of Directors or the Audit Committee, as required by law. The fees paid to principal auditors for services described in the above table fall under the categories listed below:

         Audit Fees. These are fees for professional services performed by the principal auditor for the audit of the Company's annual financial statements and review of financial statements included in the Company's Form 10-Q filings and services that are normally provided in connection with statutory and regulatory filings or engagements.

         Audit-Related Fees. These are fees for assurance and related services performed by the principal auditor that are reasonably related to the performance of the audit or review of the Company's financial statements. These services include attestation by the principal auditor that are not required by statute or regulation and consulting on financial accounting/reporting standards.

         Tax Fees. These are fees for professional services performed by the principal auditor with respect to tax compliance, tax planning, tax consultation, returns preparation and reviews of returns. The review of tax returns includes the Company and its consolidated subsidiaries.

         All Other Fees. These are fees for other  permissible work performed by
         the   principal   auditor   that  does  not  meet  the   above-category
         descriptions.

These services are actively monitored (as to both spending level and work content) by the Audit Committee to maintain the appropriate objectivity and independence in the principal auditor's core work, which is the audit of the Company's consolidated financial statements.

Financial Information Systems Design and Implementation Fees
Neither FF&H nor Grant Thornton rendered any professional services to the Company in 2005 or 2004 with respect to financial information systems design and implementation.

The Audit Committee considers that the services rendered by FF&H are compatible with maintaining FF&H's independence in conducting the Company's audit.

Audit Committee

Dan Locklear
Jim Huffstickler
Victor Lund

                                PERFORMANCE GRAPH

The following graph compares the cumulative total return on a $100 investment in the company's common stock on December 31, 2001 through December 31, 2005, based on the company's closing stock price on December 31, for each of those years. The same information is provided using the Standard & Poor 500 index and the Dow Jones Total Market Index.







                               [GRAPHIC OMITTED]










Certain Relationships and Related Transactions

The following paragraphs describe certain transactions between the Company and any stockholder beneficially owning more than 5% of the outstanding Common Stock of the Company, the executive officers and directors of the Company, director nominees and members of the immediate family or affiliates of any of them, which occurred since the beginning of the 2005 fiscal year.

Gene S. Bertcher, President and Chief Financial Officer of the Company, was indebted to the Company for an aggregate of $92,500 for notes issued in payment for shares of Common Stock. Mr. Bertcher's notes were secured by a pledge of 520 shares of common stock. Interest on the notes accumulate at a rate equal to any cash or stock dividends declared on the purchased stock and was due in a single installment for each such note on or before October 1, 2003. On October 1, 2003 the collateral was returned to the Company and the debt was cancelled.

Until October 18, 2001, the Company had an employment agreement with Gene S. Bertcher, who was then Executive Vice President and Chief Financial Officer. The agreement, originally dated January 1, 1997, provided for a two year term that recommenced each day. The agreement provided for compensation of $180,000 per year and discretionary bonus.

On October 3, 2001 the Company settled a dispute with a significant preferred shareholder. As part of the settlement the Company transferred eleven assisted living communities to that shareholder. While the Company and its senior executives believe the settlement was very favorable to the Company they also recognized that, due to the reduced size of the Company, it would be necessary to reduce expenses.

On October 18, 2001 the employment contract of Mr. Bertcher was amended to reduce the cash drain to the Company. The original employment contract provided that any reduction in compensation would trigger a required payment of $360,000 within five days. Mr. Bertcher agreed to accept a note from the Company for the amounts if paid on a timely basis. These notes were non-interest bearing and were not due until December 31, 2004. The amended employment contract provided that Mr. Bertcher would receive a salary of $14,000 per year. The amended employment contract also provide for incentive compensation for Mr. Bertcher. The Company had agreed to conduct its future business through the use of limited partnerships. Mr. Bertcher would receive a partnership interest in each of these partnerships. Depending on the circumstances Mr. Bertcher would receive a limited partnership interest of between 4% and 10.5%. The Company had agreed that during the term of the employment contract, which expired on December 31, 2004, all property acquisitions would be made using a partnership structure.

In 2003 the Board of Directors decided to return to salary based compensation for Mr. Bertcher. Mr. Bertcher received a base salary of $130,000 for 2003.

In December 2002, a partnership in which the Company had an interest owed monies to the Company who, in turn, owed $360,000 to Mr. Bertcher. The Company offset $132,500 of it's obligation to Mr. Bertcher against its receivable from the partnership. In December 2003 Mr. Bertcher agreed to convert the $227,500 he was still owed into 71,161 newly issued shares of Company Common Stock at the market value of the stock at the time of issuance.

The Company leases its 3,635 square feet of office space at a market rate of $24 per square foot from Art Four Hickory Corporation, a wholly owned subsidiary of TacCo Financial, Inc. TFI is a shareholder in the Company.

It is the policy of the Company that all transactions between the Company and any officer or director, or any of their affiliates, must be approved by a majority of independent members of the board of directors of the Company. All of the transactions described above were so approved.

Board Committees

The Board of Directors held four meetings during 2006. No incumbent director attended fewer than 75% of the aggregate of (i) the total number of meetings held by the Board during the period for which he or she had been a director, and
(ii) the total number of meetings held by all Committees of the Board on which he or she served during the period that he or she served.

The Board of Directors has standing Audit, Compensation and Governance and Nominating Committees. The charters of these committees are available on the Company's web site, www.cabeltel.us, and are also available in hard copy form through a written request to the Company's Investor Relations Department at the address on page one of this proxy.

The current Audit Committee was formed on December 12, 2003, and its function is to review the Company's operating and accounting procedures. A Charter of the Audit Committee has been adopted by the Board. The current members of the Audit Committee, all of whom are independent within the SEC regulations, the listing standards of the AMEX, and the Company's Corporate Governance Guidelines are Messrs. Locklear (Chairman), Huffstickler and Lund. Mr. Dan Locklear, a member of the Committee is qualified as an Audit Committee financial expert within the meaning of SEC regulations, and the Board has determined that he has the accounting and related financial management expertise within the meaning of the listing standards of the AMEX.

The Governance and Nominating Committee is responsible for developing and implementing policies and practices relating to the corporate governance, including reviewing and monitoring implementation of the Company's Corporate Governance Guidelines. In addition, the Committee develops and reviews background information on candidates for the Board and makes recommendations to the Board regarding such candidates. The Committee also prepares and supervises the Board's annual review of director independence and the Board's performance and self-evaluation. The Charter of the Governance and Nominating Committee was adopted on October 20, 2004. The members of the Committee are Messrs. Huffstickler (Chairman) and Lund and Ms. Beadle.

The Board has also formed a Compensation Committee of the Board of Directors, adopted a Charter for the Compensation Committee on October 20, 2004, and selected Ms. Beadle (Chairman) and Messrs. Huffstickler and Locklear as members of such Committee. The members of the Board of Directors on the date of this Report and the Committees of the Board on which they serve are identified below:

------------------------ ------------------- ------------------ ----------------
                                               Governance and
                                                Nominating        Compensation
    Director               Audit Committee      Committee           Committee
Roz Campisi Beadle                                  |X|             Chairman
Gene S. Bertcher
James E. Huffstickler             |X|            Chairman              |X|
Dan Locklear                   Chairman                                |X|
Victor L. Lund                    |X|               |X|
------------------------ ------------------- ------------------ ----------------

During October 2004, the Board adopted its Corporate Governance Guidelines. The Guidelines adopted by the Board meet or exceed the new listing standards adopted during the year by the AMEX. Pursuant to the Guidelines, the Board undertook its annual review of director independence, and during this review, the Board considered transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates, including those reported under Certain Relationships and Related Transactions below. The Board also examined transactions and relationships between directors or their affiliates and members of the Company's senior management or their affiliates. As provided in the Guidelines, the purpose of such review was to determine whether such relationships or transactions were inconsistent with the determination that the director is independent.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of Forms 3, 4 and 5 furnished to the Company pursuant to Rule 16a-3(e) promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), or upon written representations received by the Company, the Company is not aware of any failure by any director, officer or beneficial owner of more than 10% of the Company's common stock to file with the Securities and Exchange Commission, on a timely basis, any Form 3, 4 or 5 relating to 2004.

                                  ANNUAL REPORT

The annual report to stockholders, including consolidated financial statements, for the year ended December 31, 2005 was mailed to shareholders April 30, 2006. The annual report is not a part of the proxy solicitation material. The annual report is the Company's Form 10-K for 2005, including the financial statements and schedules, as filed with the Securities Exchange Commission. A stockholder may request copies of any exhibit to the Form 10-K and the Company will charge a fee to cover expenses to prepare and send any exhibits. You may request these from: Corporate Secretary, CabelTel International Corporation, 1755 Wittington Place, Suite 340, Dallas, Texas 75234.


                                  OTHER MATTERS

The board of directors does not intend to bring any other matters before the annual meeting and has not been informed that any other matters are to be presented to the annual meeting by others. In the event that other matters properly come before the annual meeting or any adjournments thereof it is intended that the persons named in the accompanying proxy and acting there under will vote in accordance with their best judgment.

                             DEADLINE FOR SUBMISSION
                          OF PROPOSALS TO BE PRESENTED
                   AT THE 2007 ANNUAL MEETING OF STOCKHOLDERS

Any stockholder who intends to present a proposal at the 2007 annual meeting of stockholders must file such proposal with the Company by January 1, 2007 for possible inclusion in the Company's proxy statement and form of proxy relating to the meeting.


                                              By Order of the Board of Directors

                                               /s/ Oscar Smith

                                              Oscar Smith, Secretary

                       CabelTel International Corporation

           This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby acknowledges receipt of the notice of annual meeting of stockholders of CabelTel International Corporation, to be held at 1755 Wittington Place, Third Floor, Dallas, Texas 75234, on December 1, 2006 beginning at 10:00 AM., Dallas Time, and the proxy statement in connection therewith and appoints Gene S. Bertcher and Oscar Smith, and each of them, the undersigned's proxies with full power of substitution for and in the name, place and stead of the undersigned, to vote upon and act with respect to all of the shares of common stock and Series B preferred stock of the Company standing in the name of the undersigned, or with respect to which the undersigned is entitled to vote and act, at the meeting and at any adjournment thereof.

     The undersigned directs that the undersigned's proxy be voted as follows:

1.   ELECTION OF       [ ] FOR all nominees            [ ] WITHHOLD
     DIRECTORS             listed below (except as         AUTHORITY
                           marked to the contrary          to vote for the
                           below)                          nominees listed below



Nominees:  Roz Campisi  Beadle,  Gene S. Bertcher,  James E.  Huffstickler,
           Dan Locklear, Victor L. Lund

(Instruction: To withhold authority to vote any individual nominee, write that nominee's name on the line provided below.)

________________________________________________________________________________

2. RATIFICATION OF THE SELECTION OF FARMER, FUQUA & HUFF, PC AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

        [ ] FOR         [ ] AGAINST     [ ] ABSTAIN

3. IN THE DISCRETION OF THE PROXIES, ON ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE MEETING.

        [ ] FOR         [ ] AGAINST     [ ] ABSTAIN

This proxy will be voted as specified above. If no specification is made, this proxy will be voted for the election of the director nominees in item 1 above.

The undersigned hereby revokes any proxy heretofore given to vote or act with respect to the common stock or Series B preferred stock of the Company and hereby ratifies and confirms all that the proxies, their substitutes, or any of them may lawfully do by virtue hereof.

If more than one of the proxies named shall be present in person or by substitute at the meeting or at any adjournment thereof, the majority of the proxies so present and voting, either in person or by substitute, shall exercise all of the powers hereby given.

Please date, sign and mail this proxy in the enclosed envelope. No postage is required.

                                              Date _______________________, 2006


                                              __________________________________
                                              Signature of Stockholder

                                              __________________________________
                                              Signature of Stockholder

                                          Please  date this  proxy and sign your
                                          name  exactly  as it  appears  hereon.
                                          Where  there is more  than one  owner,
                                          each should  sign.  When signing as an
                                          attorney,   administrator,   executor,
                                          guardian or  trustee,  please add your
                                          title  as  such.   If  executed  by  a
                                          corporation,   the  proxy   should  be
                                          signed by a duly authorized officer.